                             SUBSCRIPTION AGREEMENT
                     For the Acquisition of an Interest In
                           MASTER FOCUS TWENTY TRUST

            The undersigned (the "New Holder") does hereby apply for admission to, and subscribes for Interests in Master Focus Twenty Trust (the "Trust"), a Delaware business trust formed by an Amended and Restated Declaration of Trust, dated December 7, 1999 (the "Declaration"), by a trustee (the trustees of the Trust are referred to herein as the "Trustees") and registered as an open-end management investment company under the Investment Company Act of 1940, as amended (the "1940 Act"). Capitalized terms not otherwise defined herein shall have the meanings given to them in the Declaration.

            FIRST: The New Holder desires to become a Holder in Interests in the Trust on the later of the date of acceptance of this Agreement by the Trustees or the date of its initial contribution to the Trust in accordance herewith (the "Admission Date"). In accordance with the terms and conditions set forth herein and in the Declaration, the New Holder will make a capital contribution to the Trust of cash and/or marketable securities approved by the Trustees in their sole discretion for addition to the Trust, in the amounts set forth adjacent to the name of the New Holder at the end of this Agreement. By causing this Agreement to be signed indicating their acceptance of the New Holder's subscription, the Trustees agree to admit the New Holder as a Holder on the Admission Date and to accept such cash and/or marketable securities as a capital contribution to the Trust.

            SECOND: By the execution of this Agreement, the New Holder does agree to all of the provisions of the Declaration.

            THIRD: The New Holder represents, warrants and acknowledges that it is not an individual, S corporation, partnership or grantor trust beneficially owned by any individual, S corporation or partnership and that it is at least one of the following (check applicable representation(s)):

[ ]                  (i)             a bank, as defined in Section 3(a) (2) of the
                                     Securities Act of 1933, as amended (the "1933
                                     Act"), or any savings and loan association or
                                     other institution, as defined in Section 3 (a)
                                     (5) (A) of the 1933 Act, whether acting in its
                                     individual or fiduciary capacity;

[ ]                  (ii)            a broker or dealer registered pursuant to
                                     Section 15 of the Securities Exchange Act of
                                     1934, as amended;

[ ]                  (iii)           an insurance company, as defined in Section 2
                                     (13) of the 1933 Act, including, without
                                     limitation, an unregistered separate account,
                                     as defined in Section 2(a) (37) of the 1940
                                     Act;

[X]                  (iv)            an investment company registered under
                                     the 1940 Act, or a business development
                                     company as defined in Section 2(a) (48) of
                                     that Act;

[ ]                  (v)             a Small Business Investment Company licensed
                                     by the U.S. Small Business Administration
                                     under Section 301 (c) or (d) of the Small
                                     Business Investment Act of 1958;

[ ]                  (vi)            a plan established and maintained by a state,
                                     its political subdivisions, or any agency or
                                     instrumentality of a state or its political
                                     subdivisions, for the benefit of its
                                     employees, which plan has total assets in
                                     excess of $5,000,000;

[ ]                  (vii)           an employee benefit plan within the meaning of
                                     the Employee Retirement Income Security Act of
                                     1974, ("ERISA") (a) for which the investment
                                     decision is made by a plan fiduciary, as
                                     defined in Section 3 (21) of ERISA, which is
                                     either a bank, savings and loan association,
                                     insurance company, or registered investment
                                     adviser, or (b) which has total assets in
                                     excess of $5,000,000, or (c) which is a
                                     self-directed plan with investment decisions made
                                     solely by persons that are accredited
                                     investors within the meaning of Regulation D
                                     under the 1933 Act;

[ ]                  (viii)          a private business development company, as
                                     defined in Section 202 (a) (22) of the
                                     Investment Advisers Act of 1940, as amended;

[ ]                  (ix)            an organization described in Section 501(c)(3)
                                     of the Internal Revenue Code of 1986, as
                                     amended (the "Code"), not formed for the
                                     specific purpose of acquiring the Interests,
                                     with total assets in excess of $5,000,000;

[ ]                  (x)             a corporation, other than an S corporation,
                                     not formed for the specific purpose of
                                     acquiring the Interests, with total assets in
                                     excess of $5,000,000;

[ ]                  (xi)            a Massachusetts or similar business trust
                                     (which is not treated as a partnership for
                                     federal income tax purposes) not formed for
                                     the specific purpose of acquiring the
                                     Interests, with total assets in excess of
                                     $5,000,000;

[ ]                  (xii)           a trust, other than a grantor trust, with
                                     total assets in excess of $5,000,000, not
                                     formed for the specific purpose of acquiring
                                     the Interests, whose investment is directed by
                                     a sophisticated person who has such knowledge
                                     and experience in financial and business
                                     matters that he or she is capable of
                                     evaluating the merits and risks of the
                                     prospective investment;

[ ]                  (xiii)          a grantor trust, with total assets in excess
                                     of $5,000,000, not formed for the specific
                                     purpose of acquiring the Interests, whose
                                     investment is directed by a sophisticated
                                     person who has such knowledge and experience
                                     in financial and business matters that he or
                                     she is capable of evaluating the merits and
                                     risks of the prospective investment, all of
                                     whose owners are accredited investors within
                                     the meaning of Regulation D under the 1933
                                     Act, and none of such owners is an individual,
                                     S corporation or  partnership;
                                     If such a grantor trust, the number of
                                     beneficial owners is ___________.

[ ]                  (xiv)           an entity, other than a partnership, S
                                     corporation or grantor trust, in which all of
                                     the equity owners are accredited investors
                                     within the meaning of Regulation D under the
                                     1933 Act.


            FOURTH: In order to induce the Trust to accept the capital contributions specified herein, the New Holder further represents, warrants, acknowledges and agrees that:

            (a) The New Holder has made an investigation of the pertinent facts relating to the operation of the Trust and has reviewed the terms of the Declaration and the Registration Statement for the Trust with its own counsel to the extent it deems necessary in order to be fully informed with respect thereto.

            (b) The New Holder or its counsel has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of an investment in the Trust.

            (c) The New Holder understands that (i) the Interests are nontransferable and, thus, the realization of the value of the Interests will be dependent upon withdrawals from the Trust, and (ii) all rights with respect to the management of the Trust are vested in the Trustees to the exclusion of the Holders.

            (d) The New Holder is acquiring its Interests for its own account as a principal for investment and not with a view to resale or distribution. It understands that the Interests are nontransferable and have not be registered under the 1933 Act, and may never be so registered. It shall not permit any other person to have any beneficial interest in its Interests (other than its shareholders, participants or other beneficiaries by virtue of their ownership of the New Holder as specified in Section THIRD above), and it shall not assign, transfer, convey or encumber all or any portion of its Interests, except in accordance with the Declaration and, as necessary, pursuant to an exemption from registration under the 1933 Act.

            (e) The New Holder will, if it is a regulated investment company within the meaning of Section 851 of the Code, for purposes of determining its required distributions under Section 4982(a) of the Code, if any, account for its share of items of income, gain, loss and deduction of the Trust as they are taken into account by the Trust.

            FIFTH:   The New Holder hereby agrees that any representation made
hereunder will be deemed to be reaffirmed at any time the New Holder makes an additional capital contribution to the Trust and the act of making such additional contribution will be evidence of such reaffirmation.

            SIXTH:   This Agreement shall inure to the benefit of and be
binding upon each of the parties hereto, and their respective successors in interest and legal representatives.

             SEVENTH: This Agreement may be executed in counterparts, all of which when taken together shall be deemed one original.

            IN WITNESS WHEREOF, the New Holder has executed this Agreement which, when accepted by the Trustees, shall constitute the terms and conditions upon which the Interests are issued.



--------------------------------     ------------------------------------
                                     Taxpayer Identification Number
----                                 of New Holder
Name of New Holder
(please print)


--------------------------------

--------------------------------      ------------------------------------
                                      Telephone Number of New Holder
--------------------------------

--------------------------------
Mailing Address/Residence of New
Holder


     Capital Commitment:



Signature of Authorized Representative of New Holder:


Date:
     --------------------             ----------------------------------
                                      Name:
                                           -----------------------------
                                      Title:
                                            ----------------------------





ACCEPTED:                             MASTER FOCUS TWENTY TRUST


                                      ---------------------------------
Date:                                 By:
     ---------------------               ------------------------------
                                      Title:
                                            ---------------------------